UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2013

Starz

(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8900 Liberty Circle

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 26, 2013, Starz (the “Company”) received written notification from The Nasdaq Stock Market (“Nasdaq”) that the Company is no longer in compliance with Nasdaq Marketplace Rules 5605(b)(1) and 5605(c)(2) (the “Rules”), which require the Company to have at least a majority of independent directors serving on its board of directors (its “Board”) and at least three independent directors serving on the Audit Committee of the Board, respectively.  These deficiencies are the result of the previously announced resignation from the Board of Derek Chang, who served as one of the Company’s independent directors and who also served on the Audit Committee of the Board, which was effective on June 6, 2013.

Pursuant to the Notice, Nasdaq has provided the Company with a cure period in order to regain compliance under the Rules, and the Company is actively pursuing a plan to regain compliance within such cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2013

STARZ

By:	/s/ J. Steven Beabout
Name:	J. Steven Beabout
Title:	Executive Vice President, General Counsel and Secretary